Exhibit 4.1

Execution Version

XPO ESCROW SUB, LLC
to be merged with and into RXO, Inc.,
as the Company

and

the GUARANTORS party hereto from time to time

DEBT SECURITIES

INDENTURE

Dated as of October 25, 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS

Page

This Table of Contents is not a part of the Indenture

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EXHIBIT A – Form of Security
EXHIBIT B – Form of Supplemental Indenture

iii

INDENTURE dated as of October 25, 2022 (the “Base Indenture”), by and between XPO ESCROW SUB, LLC, a Delaware limited liability company (the “Escrow Issuer” and, prior to the Merger (as defined below), the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s debt securities issued under this Base Indenture:

Article 1
Definitions and Incorporation by Reference

Section 1.01.      Definitions.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

“Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

“Authorizing Resolution” means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to delegation by the Board of Directors authorizing a Series of Securities.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) any Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Company to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Business Day” means any calendar day that is not a Saturday or a Sunday or a day on which banking institutions in the City of New York (or any other place of payment with respect to the applicable Security) are authorized or required by law, regulation or executive order to close.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission or (c) a placement to institutional investors. The term “Capital Markets Indebtedness” shall not include any Indebtedness under commercial bank facilities or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on December 31, 2018; provided that, for the avoidance of doubt, obligations of the Company or its Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Subsidiaries that (a) initially were not included on the consolidated balance sheet of the Company as capital lease obligations and were subsequently characterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on December 31, 2018 had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“capital stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other Equity Interests.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the IRC.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Base Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Company” means (i) initially, the Escrow Issuer and (ii) from and after consummation of the Merger, RXO, until a successor replaces it pursuant to the Indenture and thereafter means the successor.

“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on the Company’s most recent consolidated balance sheet prepared as at the end of a fiscal quarter in accordance with GAAP which the Company shall have most recently filed with the Commission (or, if the Company is not required to so file, as reflected on its most recent consolidated balance sheet prepared in accordance with GAAP) prior to the time at which Consolidated Total Assets is being determined. The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by or disposition of assets of the Company or any of its Subsidiaries involving the payment or receipt by the Company or any of its Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.

“Continuing Entity” has the meaning set forth in Section 5.01(a)(i).

“control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Agreement” means (i) the credit agreement entered into in connection with the Revolving Credit Facility, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “Credit Agreement”), (ii) the credit agreement entered into in connection with the Term Loan Facility, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “Credit Agreement”), and (iii) whether or not the credit agreement referred to in clause (i) or (ii) remains outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, waived, extended, restructured, repaid, renewed, refinanced, restated, replaced (whether or not upon termination, and whether with the original lenders or otherwise) or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the Guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof.

“Depositary” means, with respect to Securities of any Series which the Company shall determine will be issued in whole or in part as a Global Security, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Dollars” or “$” means United States Dollars.

“Domestic Principal Subsidiary” means any Subsidiary of the Company of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in contract logistics, other than a Subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) all or substantially all of whose assets consist of the capital stock of one or more Subsidiaries which are not Domestic Principal Subsidiaries, (c) a majority of whose Voting Stock is owned directly or indirectly by one or more Subsidiaries of the Company which are not Domestic Principal Subsidiaries or (d) does not own a Principal Property.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Equity Interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means, with respect to any Series of Securities, (a) each Domestic Subsidiary that is prohibited from guaranteeing such Securities by any requirement of law or that would require consent, approval, license or authorization of a governmental authority to guarantee such Securities (unless such consent, approval, license or authorization has been received), (b) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing such Securities on the Issue Date thereof or at the time such Subsidiary becomes a Subsidiary (to the extent not incurred in connection with becoming a Subsidiary and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (c) any Domestic Subsidiary (i) that owns no material assets (directly or through its subsidiaries) other than Equity Interests of one or more Foreign Subsidiaries or (ii) that is a direct or indirect subsidiary of a Foreign Subsidiary, (d) any Foreign Subsidiary, (e) any Subsidiary which engages in no activities other than in connection with any asset securitization or factoring transactions, (f) any CFC, (g) any Subsidiary that is a captive insurance company and (h) any not-for-profit subsidiary.

“Fitch” means Fitch Ratings, Inc. and its subsidiaries.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia. For the avoidance of doubt, any Subsidiary incorporated or organized under the laws of a territory of the United States (including the Commonwealth of Puerto Rico) shall constitute a “Foreign Subsidiary”.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Guarantor” means, with respect to any Series of Securities, any Subsidiary of the Company that provides a Securities Guarantee of such Series; provided that upon the release or discharge of such Person from its Securities Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor in respect of such Series.

“Global Security” means, with respect to any Series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“Government Obligations” means securities which are (i) direct obligations of the United States or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any interest on the Security of the applicable Series shall be payable, in each case for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such other government or governments, in each case the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government or governments, which, in either case are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, debt (other than Non-recourse Obligations) of such Person for borrowed money.

“Indenture” means this Base Indenture as amended or supplemented from time to time, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series.

“Investment Grade Rating” means a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor Rating Categories of S&P or Fitch, respectively); a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); or the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Issue Date” means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.

“Lien” means any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance.

“Merger” means the merger of the Escrow Issuer with and into RXO, with RXO surviving such merger.

“Merger Date” means the time of the Merger.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business.

“Non-recourse Obligation” means Indebtedness (A) substantially related to (1) the acquisition of assets not previously owned by the Company or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of the Company or any of its Subsidiaries, or (B) renewing, refinancing, replacing or extending any of the types of Indebtedness referred to in the preceding clause (A), in each case, as to which the obligee with respect to such Indebtedness has no recourse to the Company or its assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof), provided that Indebtedness will not fail to qualify as Non-recourse Obligations solely because the Company has indemnified any such obligee against damages resulting from or is otherwise obligated to such obligee in respect of exceptions to non-recourse liability in general usage (as determined in good faith by the Board of Directors or any Senior Officer of the Company) in the relevant industry at the time such Indebtedness is incurred (such as fraud, waste, misapplication of funds, failure to maintain insurance coverage, and environmental liability).

“Notice of Default” has the meaning specified in Section 6.01(c).

“NYUCC” means the New York Uniform Commercial Code, as in effect from time to time.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Controller or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, which may be an employee of or counsel for the Company, any Subsidiary of the Company or any Person of which the Company is a Subsidiary, and who shall be reasonably acceptable to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“principal” of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Principal Property” means the land, improvements, buildings and fixtures constituting any research and development facility or service and support facility that is real property located within the territorial limits of the United States (excluding its territories and possessions and Puerto Rico) owned or leased by the Company or any of its Domestic Principal Subsidiaries and having a net book value which, on the date of determination as to whether a Property is a Principal Property is being made, exceeds 2% of Consolidated Total Assets, other than (a) any such facility as any of the Board of Directors determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries, taken as a whole, and (b) the Company’s principal corporate offices.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Rating Agency” means (1) each of S&P, Moody’s and Fitch, so long as such entity makes a rating of the Securities of the applicable Series publicly available; and, (2) at the Company’s option, if any of S&P, Moody’s or Fitch ceases to rate the Securities of the applicable Series or fails to make a rating of such Securities publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for S&P, Moody’s or Fitch, or all of them, as the case may be.

“Rating Category” means (i) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); (ii) with respect to S&P or Fitch, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Moody’s, Fitch or S&P used by another rating agency. In determining whether the rating of the Securities of any applicable Series has decreased by one or more gradations, gradations within rating categories (1, 2 and 3 for Moody’s; + and - for S&P and Fitch; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P and Fitch, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Ratings Date” means, with respect to any Series of Securities, the first date after the Issue Date of such Securities on which such Securities have an Investment Grade Rating by at least two Rating Agencies and on which no Event of Default has occurred and is continuing under the Indenture in respect of such Series, and the Company shall have delivered notice of such event to the Trustee.

“Revolving Credit Facility” means RXO’s revolving credit facility entered into on October 18, 2022 with Citibank, N.A., as administrative agent, and certain other parties from time to time party thereto.

“RXO” means RXO, Inc., a Delaware corporation.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities” means any securities that are issued under this Base Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Guarantee” means, with respect to any Series of Securities, any guarantee of the obligations of the Company under the Indenture (in respect of such Series) and the applicable Securities by any Guarantor in accordance with the provisions of the Indenture.

“Senior Officer” of any specified Person means the Chief Executive Officer, any President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Person.

“Series” means a series of Securities established under this Base Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission (or any successor provisions).

“Subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other Equity Interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

“Term Loan Facility” means RXO’s term loan facility entered into on October 18, 2022 with Citibank, N.A., as administrative agent, and certain other parties from time to time party thereto.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Base Indenture until a successor replaces it pursuant to this Base Indenture and thereafter means the successor serving hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean only the Trustee with respect to Securities of that Series.

“United States” means the United States of America.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors or managers of such Person (or if such Person is a partnership, the board of directors or other governing body of the general partner of such Person).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.     Other Definitions.

Term	Defined in Section
Agent Members	2.15(a)
Applicable Deficit	8.01(e)
Base Indenture	Preamble
Covenant Defeasance	8.01(c)
Event of Default	6.01
Guaranteed Obligations	11.01(b)
Legal Defeasance	8.01(b)
Legal Holiday	12.07
Paying Agent	2.03
Registrar	2.03
Security Register	2.03
Signature Law	12.12

Section 1.03.     [Reserved].

Section 1.04.     Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it herein;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(c)            “or” is not exclusive and “including” means “including without limitation”;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole (including any Authorizing Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(f)            all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and

(g)            any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision hereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

Article 2
The Securities

Section 2.01.      Form and Dating. The aggregate principal amount of Securities that may be issued under this Base Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution, an Officer’s Certificate or a supplemental indenture that establishes the terms of the Series, which may include the following:

(a)            the title of the Series;

(b)            the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium;

(c)            the interest rate or method of calculation of the interest rate;

(d)            the date from which interest will accrue;

(e)            the record dates for interest payable on Securities of the Series;

(f)            the dates when, places where and manner in which principal and interest are payable;

(g)            if there is more than one Trustee or a Trustee other than U.S. Bank Trust Company, National Association, the identity of the Trustee and, if not the Trustee, the identity of each Registrar, Paying Agent or authenticating agent with respect to such Securities;

(h)            the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company;

(i)            the terms of any redemption at the option of Holders;

(j)            the permissible denominations in which Securities of such Series are issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

(k)            whether Securities of such Series will be issued in registered or bearer form and the terms of any such forms of Securities;

(l)            whether the Securities of such Series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if different from those contained in this Base Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for Definitive Securities; the Depositary for such Global Security or Securities; and the form of any legend or legends, if any, to be borne by any such Global Security or Securities in addition to or in lieu of the legends referred to in Section 2.15;

(m)            the currency or currencies (including any composite currency) in which principal or interest or both may be paid and the agency or organization, if any, responsible for overseeing any composite currency;

(n)            if payments of principal or interest may be made in a currency other than that in which Securities of such Series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such Securities are denominated and the currency in which such Securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of this Base Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(o)            whether the amount of payments of principal of or any interest on such Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

(p)            provisions for electronic issuance of Securities or issuance of Securities of such Series in uncertificated form;

(q)            any Events of Default, covenants, defined terms and/or other terms in addition to or in lieu of those set forth in this Base Indenture;

(r)            whether and upon what terms Securities of such Series may be defeased or discharged if different from the provisions set forth in this Base Indenture;

(s)            the form of the Securities of such Series, which, unless the Authorizing Resolution, Officer’s Certificate or supplemental indenture otherwise provides, shall be in the form of Exhibit A;

(t)            any terms that may be required by or advisable under applicable law;

(u)            the percentage of the principal amount of the Securities of such Series which is payable if the maturity of the Securities of such Series is accelerated in the case of Securities issued at a discount from their face amount;

(v)            whether Securities of such Series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

(w)            whether the Securities of such Series are unsubordinated or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

(x)            whether the Securities of the Series will be convertible into or exchangeable for other Securities, capital stock or other securities of any kind of the Company or another Person or Persons, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and

(y)            any other terms in addition to or different from those contained in this Base Indenture applicable to such Series.

All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to an Authorizing Resolution, an Officer’s Certificate or in any indenture supplemental hereto.

The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent.

Section 2.02.      Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Base Indenture.

At any time and from time to time after the execution and delivery of this Base Indenture, the Company may deliver Securities of any Series executed by the Company to the Trustee for authentication. Each Security shall be dated the date of its authentication. The Trustee shall authenticate Securities for original issue upon receipt of, and shall be fully protected in relying upon:

(a)            an order to the Trustee signed by an Officer of the Company directing the Trustee to authenticate the Securities;

(b)            an Officer’s Certificate of the Company delivered in accordance with Section 12.04; and

(c)            other than in connection with the authentication of the Securities issued on the date hereof pursuant to this Indenture, an Opinion of Counsel delivered in accordance with Section 12.04.

(d)            The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.03.      Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or where Securities of a Series that are convertible or exchangeable may be surrendered for conversion or exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company may at any time rescind the designation of any Registrar or Paying Agent or approve a change in the office through which the Registrar or Paying Agent acts.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent, and the Trustee shall have the right to inspect the Security Register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Company fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04.      Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money. Upon an Event of Default under Section 6.01(g) or Section 6.01(h), the Trustee shall automatically be the Paying Agent.

Section 2.05.      Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five (5) Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06.      Transfer and Exchange. Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the NYUCC are met and the other provisions of this Section 2.06 and, to the extent applicable, Section 2.15, are satisfied. Where Securities are presented to the Registrar or a co- Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Registrar need not transfer or exchange any Security selected for redemption or transfer or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or repurchased. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, except in the case of exchanges pursuant to Section 2.09, 3.06 or 9.05 not involving any transfer. In connection with the foregoing, the Registrar may require a Holder to furnish appropriate endorsements and transfer documents.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

Section 2.07.      Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Company shall issue and execute a replacement security and, upon written request of any Officer of the Company, the Trustee shall authenticate such replacement Security; provided, in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the NYUCC are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Company may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond must be sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser. The Company and the Trustee may charge for their expenses in replacing a Security.

Section 2.08.      Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company, a Guarantor or one of their respective Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a “protected purchaser” (as such term is defined in the NYUCC).

If the Paying Agent holds on a redemption date, purchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09.      Temporary Securities. Until Definitive Securities are ready for delivery, the Company may execute and the Trustee shall (upon receipt of an order from the Company) authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon surrender for cancellation of the temporary Security, the Company shall execute and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities authenticated and delivered hereunder.

Section 2.10.      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption, purchase or payment. The Trustee and no one else shall cancel and dispose of such cancelled or tendered Securities, or retain in accordance with its standard retention policy, all Securities surrendered for registration of transfer, exchange, redemption, purchase, payment or cancellation. Unless the Authorizing Resolution, Officer’s Certificate or supplemental indenture so provides, the Company may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11.      Defaulted Interest. If the Company defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest plus any interest payable on the defaulted interest to the persons who are Securityholders of such Series on a subsequent special record date. The Company shall fix such special record date and a payment date. At least 15 days before such special record date, the Company shall send to each Securityholder of the relevant Series (with a copy to the Trustee) a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is sent, the Company shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Company may pay defaulted interest in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12.      Treasury Securities. In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

Section 2.13.      CUSIP/ISIN Numbers. The Company in issuing the Securities of any Series may use a “CUSIP” and/or “ISIN” or other similar number, and if so, the Trustee shall use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Company shall promptly notify the Trustee of any change in any CUSIP and/or ISIN or other similar number.

Section 2.14.      Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each interest payment date and maturity date with respect to each Series of Securities, the Company shall have deposited with the Paying Agent in immediately available funds money in the applicable currency sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of such Series on such interest payment date or maturity date, as the case may be.

Section 2.15.      Book-Entry Provisions for Global Security. (a)  Any Global Security of a Series initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any Guarantor, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)            Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Global Securities of a Series will be exchangeable for Definitive Securities of such Series without interest coupons only in the following limited circumstances: (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as depositary for such Global Securities of such Series or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case, the Company fails to appoint a successor Depositary within 90 days; or (ii) the Company notifies the Trustee in writing that the Company has elected to cause the issuance of such Definitive Securities of such Series under the Indenture. In all such cases, Definitive Securities delivered in exchange for any Global Securities or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

(c)            In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like Series and amount.

(d)            In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Definitive Securities of the same Series in authorized denominations.

(e)            The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

(f)            Unless otherwise provided in the Authorizing Resolution or supplemental indenture for a particular Series of Securities, each Global Security of such Series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES, EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED AS A WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, ITS SUCCESSORS OR THEIR RESPECTIVE NOMINEES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.16.      No Duty to Monitor. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Article 3
Redemption

Section 3.01.      Notices to Trustee. Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the Authorizing Resolution, Officer’s Certificate or supplemental indenture provides otherwise, in accordance with this Article 3.

If the Company wants to redeem Securities pursuant to any provisions of such Securities permitting the Company to redeem such Securities at its option, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being sent to Holders. Any such cancelled notice shall be void and of no effect.

If the Company wants to credit any Securities previously redeemed, retired or acquired against any redemption pursuant to any provisions of such Securities requiring the Company to redeem such Securities, it shall notify the Trustee of the amount of the credit and it shall deliver any Securities not previously delivered to the Trustee for cancellation with such notice.

The Company shall give each notice provided for in this Section 3.01 at least two days before the notice of any such redemption is to be delivered to Holders (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02.      Selection of Securities to be Redeemed. If fewer than all of the Securities of a Series are to be redeemed, the Trustee (or Depositary, as applicable) shall select the Securities to be redeemed pro rata, by lot or such other method the Trustee (or Depositary, as applicable) considers fair and appropriate and in a manner that complies with applicable requirements of the Depositary. The Trustee (or Depositary, as applicable) shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Company of the serial numbers or other identifying attributes of the Securities so selected. The Trustee (or Depositary, as applicable) may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination for the Series. Securities and portions of them it selects shall be in amounts equal to a permissible denomination for the Series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Unless otherwise provided in the Authorizing Resolution, Officer’s Certificate or supplemental indenture relating to a Series, if any Security selected for partial redemption is converted into or exchanged for capital stock or other securities, cash or other property in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03.      Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Company shall send a notice of redemption by first-class mail, postage prepaid (or in the case of Global Securities, deliver electronically in accordance with the applicable procedures of the Depositary), to each Holder of Securities to be redeemed (with a copy to the Trustee).

The notice shall identify the Securities to be redeemed and shall state:

(a)            the redemption date and any conditions precedent to such redemption;

(b)            the redemption price or the formula pursuant to which such price will be calculated;

(c)            if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed;

(d)            in the case of Securities of a Series that are convertible or exchangeable into shares of the Company’s capital stock or other securities, cash or other property, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such Series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange;

(e)            the name and address of the Paying Agent;

(f)            that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(g)            that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(h)            that the Securities are being redeemed pursuant to the mandatory redemption or the optional redemption provisions, as applicable; and

(i)            the CUSIP number and that no representation is hereby deemed to be made be made by the Trustee as to the correctness or accuracy of any such CUSIP and/or ISIN or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall deliver to the Trustee at least two days prior to the date on which notice of redemption is to be sent or such shorter period as may be satisfactory to the Trustee, such notice and an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.      Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption, unless otherwise specified in such notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

Any notice of redemption of any Series of Securities may, at the Company’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied on or prior to the redemption date; provided, however that in no event may such notice be rescinded later than 10:00 a.m. New York City time on the redemption date. Any notice of redemption may provide that payment of the redemption price and the Company’s obligations with respect to the redemption may be performed by another Person.

Section 3.05.      Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds in the applicable currency sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities, or portions thereof, called for redemption.

Section 3.06.      Securities Redeemed in Part. Upon surrender of a Definitive Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for each Holder a new Definitive Security of the same Series equal in principal amount to the unredeemed portion of the Definitive Security surrendered. If any Global Security is redeemed in part, the records of the Trustee shall reflect such decrease in the principal amount of such Global Security.

Article 4
Covenants

Section 4.01.      Payment of Securities. The Company shall pay the principal of and interest on a Series on the dates, in the currency and in the manner provided in the Securities of the Series. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds on that date money in the applicable currency designated for and sufficient to pay the installment.

The Company shall pay interest on overdue principal at the rate borne by the Series; it shall pay interest on overdue installments of interest at the same rate.

Section 4.02.      Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee, provided that the Trustee shall not be the agent for service of legal process on the Company.

Section 4.03.      Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating whether or not the signer knows of any continuing Default by the Company in performing any of its obligations under this Indenture. If the signer does know of such a Default, the certificate shall describe the Default.

Section 4.04.      Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of or interest on the Securities of any Series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.05.      Reports.

(a)            During any time following the Merger Date and prior to the occurrence of the Ratings Date with respect to the applicable Series of Securities, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will file with the Commission:

(i)            within the time period specified in the Commission’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the Commission;

(ii)            within the time period specified in the Commission’s rules and regulations for non-accelerated filers (except for any delay permitted by Rule 13a-13(a) promulgated under the Exchange Act), reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the Commission;

(iii)            promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the Commission’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), except to the extent permitted to be excluded by the Commission; and

(iv)            subject to the foregoing, any other information, documents and other reports which the Company would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company will make available such information to prospective purchasers of the Securities of such Series in addition to providing such information to the Trustee and the Holders thereof, in each case, within the time the Company would be required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act as provided above.

(b)            From and after the occurrence of the Ratings Date with respect to the applicable Series of Securities, the Company will deliver to the Trustee, within 15 days after filing with the Commission, copies of the annual and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then it will file with the Trustee and, if permitted, the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. The Company will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the reports and documents are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Company’s website or otherwise publicly available.

(c)            Notwithstanding the foregoing, none of the reports required pursuant to this Section 4.05 will be required to contain the separate financial information for the Company or the Guarantors contemplated by Rule 3-10 under Regulation S-X promulgated by the Commission (or any successor provision).

(d)            In the event that:

(i)            the rules and regulations of the Commission permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company, or

(ii)            any direct or indirect parent of the Company is or becomes a Guarantor,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.05 for the Company will satisfy this Section 4.05, and the Company will be permitted to satisfy its obligations in this Section 4.05 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that, in the event such direct or indirect parent is not a Guarantor, such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

(e)            Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely conclusively on an Officer’s Certificate. The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.

(f)            During any time period following the Merger Date in which the TIA does not apply to the Indenture or the Securities of any Series, for so long as any such Securities remain outstanding, the Company will furnish to the Holders and to prospective purchasers of the Securities of such Series, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.06.      Limitation on Liens.

(a)            If the Company or any of its Domestic Principal Subsidiaries incurs, issues, assumes or guarantees any Indebtedness and that Indebtedness is secured by a Lien on any of the Principal Properties of the Company or any of its Domestic Principal Subsidiaries, the Company will secure the Securities of each Series equally and ratably with, or prior to, such secured Indebtedness, so long as such secured Indebtedness shall be so secured.

(b)            The foregoing restriction shall not apply, with respect to any Series, to:

(i)            Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the Properties or assets of a Person to the Company or any of the Company’s Subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, or other disposition;

(ii)            Liens on Property existing at the time of acquisition by the Company or any of its Subsidiaries of such Property (which may include Property previously leased by the Company or any of its Subsidiaries and leasehold interests on such Property, provided that the lease terminates prior to or upon the acquisition);

(iii)            Liens on Property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such Property, or to secure Indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (a) the completion of the acquisition, construction, development or improvement of such Property or (b) the placing in operation of such Property;

(iv)            Liens in favor of the Company or any of its Subsidiaries;

(v)            Liens existing on the Merger Date or, if later, the date of the initial Issue Date of the Securities of such Series (other than any additional Securities of such Series);

(vi)            Liens created to secure the Securities of such Series;

(vii)            Liens incurred in connection with pollution control, industrial revenue or similar financings;

(viii)            Liens on Property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit the Company or any of its Subsidiaries to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the Property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(ix)            any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by any Lien referred to in clauses (i) through (viii) and (x), inclusive, provided that (1) such extension, renewal or replacement Lien shall be limited to all or a part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property, and plus any Property relating to a specific project, the completion of which is funded pursuant to clause (2)(b) below), and (2) the Indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Indebtedness being refinanced) and (b) where an additional principal amount of Indebtedness is incurred to provide funds for the completion of a specific project or Property that is subject to a Lien securing the Indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount); or

(x)            Liens created in substitution of any Liens permitted by clauses (i) through (ix), inclusive, provided that, (1) based on a good faith determination of a Senior Officer of the Company, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and (2) the Indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Indebtedness being refinanced) and (b) where an additional principal amount of Indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the Indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount).

(c)            Notwithstanding the restrictions set forth in Section 4.06(a) and Section 4.06(b), the Company and its Domestic Principal Subsidiaries may incur secured Indebtedness which would otherwise be subject to such restrictions without equally and ratably securing the Securities of any Series; provided that, after giving effect to such secured Indebtedness, the outstanding aggregate principal amount of all such secured Indebtedness (not including Liens permitted under clauses (i) through (x) of Section 4.06(b) with respect to such Series) does not exceed the greater of (i) 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien and (ii) 15% of Consolidated Total Assets calculated as of the date of initial Issue Date of the Securities of such Series. The Company or its Domestic Principal Subsidiaries may also, without equally and ratably securing the Securities of any Series, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence with respect to such Series.

Section 4.07.      Future Guarantors. From and after the Merger Date until the Ratings Date with respect to the applicable Series of Securities, the Company shall cause each of its Wholly Owned Subsidiaries that is not an Excluded Subsidiary and that guarantees or becomes a borrower under any Credit Agreement or that guarantees any Capital Markets Indebtedness of the Company or any of the Guarantors to execute and deliver to the Trustee, within 10 days of such event, a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary will guarantee the Guaranteed Obligations of such Series. For the avoidance of doubt, at all times from and after the Ratings Date with respect to any applicable Series of Securities, this Section 4.07 shall cease to apply with respect to such Series of Securities.

Article 5
Successor Person

Section 5.01.      When Company May Merge, etc.

(a)            The Company may consolidate with or merge into another Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its Property to any other Person, provided that:

(i)            (A) the Company is the continuing Person, or (B) the successor formed from the consolidation or merger or the Person that received the transfer of or leases the Property (the “Continuing Entity”) is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental hereto, all of the Company’s obligations under the Securities and the Indenture;

(ii)            immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing under this Indenture; and

(iii)            the Company or the Continuing Entity delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, subject to customary qualifications and exceptions, each stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this Section 5.01 and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

(b)            Upon satisfaction of the foregoing conditions, if the Company is not the continuing Person, then the Continuing Entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture and the Company will be released from all obligations and covenants under the Indenture and the Securities; provided that, in the case of a lease of all or substantially all of the Company’s Property, the Company will not be released from any of the obligations or covenants under the Indenture and the Securities.

(c)            Notwithstanding anything in this Section 5.01, (x) any sale, conveyance, transfer, lease or other disposition of Property between or among the Company and its Subsidiaries will not be prohibited under the Indenture and (y) Section 5.01(a)(ii) shall not apply to the Merger.

Article 6
Defaults and Remedies

Section 6.01.      Events of Default. Each of the following events shall constitute an “Event of Default” with respect to a Series of Securities:

(a)            default in the payment of the principal of or premium, if any, on any Security of such Series when due at its stated maturity date, upon any optional or mandatory redemption or otherwise;

(b)            default in the payment of any interest upon any Security of such Series when it becomes due and payable (if the time of payment has not been extended or deferred), and continuance of such default for a period of 30 days;

(c)            default in the performance, or breach, of any covenant of the Company in the Indenture relating to the Securities of such Series (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, or overnight delivery service to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series a written notice specifying such default or breach and stating that such notice is a “Notice of Default” under the Indenture;

(d)            a failure by (x) the Company or (y) prior to the occurrence of the Ratings Date with respect to such Series, any Significant Subsidiary that is a Guarantor (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Company or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the Holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100,000,000 or its foreign currency equivalent;

(e)            a failure by (x) the Company or (y) prior to the occurrence of the Ratings Date with respect to such Series, a Significant Subsidiary that is a Guarantor (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100,000,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 90 days;

(f)            prior to the occurrence of the Ratings Date with respect to such Series, the Securities Guarantee of such Series of a Significant Subsidiary (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or the Company or any Guarantor that is a Significant Subsidiary (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the Indenture or the Securities Guarantee of such Series, and continuance of such default for a period of 10 days;

(g)            the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of (x) the Company or (y) prior to the occurrence of the Ratings Date with respect to such Series, a Significant Subsidiary that is a Guarantor (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging (x) the Company or (y) prior to the occurrence of the Ratings Date with respect to such Series, a Significant Subsidiary that is a Guarantor (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of (x) the Company or (y) prior to the occurrence of the Ratings Date with respect to such Series, a Significant Subsidiary that is a Guarantor (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Guarantor (or such group of Guarantors), as applicable, or of all or substantially all of its or their Property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; and

(h)            the commencement by (x) the Company or (y) prior to the occurrence of the Ratings Date with respect to such Series, a Significant Subsidiary that is a Guarantor (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it or them to the entry of a decree or order for relief in respect of (x) the Company or (y) prior to the occurrence of the Ratings Date with respect to such Series, a Significant Subsidiary that is a Guarantor (or any group of Subsidiaries that are Guarantors that together would constitute a Significant Subsidiary) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it or them, or the filing by it or them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it or them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Guarantor (or such group of Guarantors), as applicable, or of all or substantially all of its or their Property, or the making by it or them of a general assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due.

Section 6.02.      Acceleration. If an Event of Default (other than, with respect to the Company, an Event of Default pursuant to Section 6.01(g) or Section 6.01(h)) occurs and is continuing with respect to a Series of Securities, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of such Series may, by a notice in writing to the Company (and to the Trustee if given by Holders), declare the principal amount of all such Securities of such Series, plus accrued and unpaid interest, if any, on such Securities of such Series to be due and payable immediately, and upon any such declaration such principal amount and accrued and unpaid interest shall become immediately due and payable. However, upon an Event of Default with respect to the Company pursuant to Section 6.01(g) or Section 6.01(h), the principal amount of all outstanding Securities of such Series, plus accrued and unpaid interest, if any, on all outstanding Securities of such Series to the acceleration date, shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Securities of a Series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities of such Series, by written notice to the Trustee, may rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of the principal and interest, if any, of Securities of such Series which have become due solely as a result of such declaration of acceleration, have been cured or waived as provided in Section 6.04 hereof. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or been abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

Section 6.03.      Other Remedies. If an Event of Default with respect to a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on such Series or to enforce the performance of any provision in the Securities of such Series or this Indenture applicable to the Series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.      Waiver of Existing Defaults. Subject to the last sentence of the first paragraph of Section 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities of a Series affected by a waiver on behalf of all the Holders of such Series by notice to the Trustee have the right to waive an existing Default on such Series and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.      Control by Majority. The Holders of a majority in principal amount of the outstanding Securities of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Series. The Trustee, however, may refuse to follow any direction (a) that conflicts with law or this Indenture, (b) that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of other Securityholders, (c) that would involve the Trustee in personal liability, if there shall be reasonable grounds for believing that adequate indemnity against such liability is not reasonably assured to it, or (d) if the Trustee shall not have been provided with indemnity satisfactory to it.

Section 6.06.      Limitation on Suits. No Securityholder of any Security of any Series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture unless:

(a)            that Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to such Series of Securities;

(b)            the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series have made a written request to the Trustee, and offered indemnity reasonably satisfactory to the Trustee, to institute the proceeding as Trustee; and

(c)            the Trustee has failed to comply with the request for at least 60 days after receipt of the request and the offer of indemnity, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Securities of such Series a direction inconsistent with that request.

A Securityholder may not use this Indenture to prejudice the rights of another Holder of Securities of the same Series or to obtain a preference or priority over another Holder of Securities of the same Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances by such Holder are unduly prejudicial to another Holder).

Section 6.07.      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on any Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, the Guarantors or their creditors or Property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a custodian, and shall be entitled and empowered to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the custodian.

Section 6.10.      Priorities. If the Trustee collects any money or Property pursuant to this Article with respect to Securities of any Series or any Securities Guarantees in respect of such Series, it shall pay out the money in the following order:

First:	to the Trustee (acting in its capacity as such) for all amounts due under Section 7.07;

Second:	to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and

Third:	to the Company (or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor) or as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.

Article 7
Trustee

Section 7.01.      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing with respect to the Securities of any Series, the Trustee shall, prior to the receipt of direction from the Holders of a majority in principal amount of the Securities of the Series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii)            In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

(c)            The Trustee may not be relieved from liability for its own grossly negligent action, its grossly negligent failure to act or its own willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction, except that:

(i)            This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii)            The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)            The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)            The Trustee may refuse to perform any duty or exercise any right or power if the Trustee has reasonable grounds to believe that such performance or exercise (i) would require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance, unless it receives indemnity satisfactory to it against any loss, liability or expense, or (ii) is not in accordance with applicable law.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.      Rights of Trustee. Subject to Section 7.01:

(a)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

(b)            Before the Trustee acts or refrains from acting at the request of the Company, it may require an Officer’s Certificate or an Opinion of Counsel or both, which shall conform to Sections 12.04 and 12.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate, Opinion of Counsel or any other direction of the Company permitted hereunder.

(c)            The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)            The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(g)            For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default unless written notice of any Event of Default is received by a Trust Officer of the Trustee at its address specified in Section 12.02 hereof and such notice references the Securities generally, the Company and this Indenture.

(h)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Trustee receives indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural catastrophes, (iv) war, (v) terrorism, (vi) civil disturbances, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(n)            The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(o)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04.      Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities, the Securities Guarantees or of any prospectus used to sell the Securities of any Series; it shall not be accountable for the Company’s use of the proceeds from the Securities of any Series; it shall not be accountable for any money paid to the Company, or upon the Company’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Company in this Indenture or in the Securities other than its certificate of authentication.

Section 7.05.      Notice of Defaults. If a Default occurs and is continuing hereunder with respect to a Series of Securities and a Trust Officer of the Trustee has received written notice thereof at the corporate trust office of the Trustee and such notice references the Securities of such Series or the Securities generally and the Indenture and states that it is a “Notice of Default,” the Trustee shall give the Holders of Securities of such Series notice of all Defaults known to the Trustee which have occurred with respect to such Securities within 45 days after receipt thereof, unless such Defaults shall have been cured before the giving of such notice; provided, however, that except in the case of a Default in the payment of principal or redemption price of (or premium, if any) or interest on any Securities, the Trustee shall be protected in withholding such notice if and so long as its board of directors, executive committee, or trust committee of directors or trustees and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such Series.

Section 7.06.      Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Base Indenture, the Trustee shall send to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a) (but if no event described in TIA §§ 313(a)(1) through (8) has occurred within the twelve months preceding the reporting date no report in relation thereto need be transmitted). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its sending to Securityholders shall be delivered to the Company and filed by the Trustee with the Commission and each national securities exchange on which the Securities are listed. The Company agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 7.07.      Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services subject to any written agreement between the Trustee and the Company (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability, fee, cost, damage or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim in the premises and the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to indemnification. The Trustee shall notify the Company promptly of any claim of which it has received written notice and for which it may seek indemnity, but failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability, fee, cost or damage incurred by the Trustee through the Trustee’s, or its officers’, directors’ or employees’ gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

Unless otherwise provided in any supplemental indenture, Officer’s Certificate or Authorizing Resolution relating to any Series, to ensure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of all Series on all money or Property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article 6 hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law. This Section 7.07 shall survive the discharge of the Indenture or the resignation or removal of the Trustee.

Section 7.08.      Replacement of Trustee. The Trustee may resign with respect to Securities of any or all Series by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities (or of the relevant Series) may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor trustee with the Company’s consent. The Trustee for one or more Series of Securities may be removed by the Company, so long as no Event of Default has occurred and is continuing with respect to such Series. The Trustee may also be removed by the Company for purposes of the Base Indenture. Such resignation or removal shall not take effect until the appointment by the Securityholders of the relevant Series or the Company as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Company may remove the Trustee and appoint a successor trustee, and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee, for any or no reason, including if:

(a)            the Trustee fails to comply with Section 7.10 after written request by the Company or any bona fide Securityholder who has been a Securityholder for at least six months;

(b)            the Trustee is adjudged a bankrupt or an insolvent;

(c)            a receiver or other public officer takes charge of the Trustee or its Property; or

(d)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor trustee with respect to the Securities of the relevant Series. If a successor trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Company, the Company or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges hereunder, transfer all Property held by it as Trustee to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor trustee shall send notice of its succession to each Securityholder.

Section 7.09.      Successor Trustee by Merger, etc. If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor trustee.

Section 7.10.      Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11.      Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Article 8
Discharge of Indenture

Section 8.01.      Defeasance upon Deposit of Moneys or Government Obligations; Satisfaction and Discharge.

(a)            The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d) below.

(b)            Upon the Company’s exercise under paragraph (a) above of the option applicable to this paragraph (b) with respect to any Series, the Company and the Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Securities of such Series on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such Series, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their respective other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of such Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company’s obligations with respect to such Securities under Section 2.06, Section 2.07, Section 2.09 and Section 4.02, (iii) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (iv) this Article 8. The Company may exercise its option under this paragraph (b) with respect to a Series notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities of such Series.

(c)            Upon the Company’s exercise under paragraph (a) above of the option applicable to this paragraph (c) with respect to any Series, the Company and the Guarantors shall be released and discharged from their respective obligations with respect to such Series under Section 4.05, Section 4.06, Section 4.07 and Section 5.01 and any other covenant contained in or referenced in the Authorizing Resolution, Officer’s Certificate or supplemental indenture relating to such Series (to the extent such release and discharge shall not be prohibited thereby), on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of such Series, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d)            The following shall be the conditions to the application of either paragraph (b) or paragraph (c) above to the outstanding Securities of any Series:

(i)            The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee) money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof in such amounts and at such times as are sufficient (in the case of Government Obligations or a combination of money and Government Obligations, in the opinion of a nationally recognized firm of independent public accountants), to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such Government Obligations to said payments with respect to the Securities of such Series to maturity or redemption;

(ii)            No Default or Event of Default (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such Legal Defeasance or Covenant Defeasance pursuant to paragraph (b) or (c) hereof, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(iii)            Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company is a party or by which it or any of its Property is bound;

(iv)            (A) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case stating that, and based thereon such Opinion of Counsel shall state that, or (B) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States stating that, in the case of clauses (A) and (B), and subject to customary assumptions and exclusions, Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(v)            The Company shall have delivered to the Trustee an Officer’s Certificate, stating that the deposit made under clause (i) was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(vi)            The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

(e)            The Indenture will be discharged and will cease to be of further effect as to all outstanding Securities of any Series (except as to any surviving rights of conversion or transfer or exchange of Securities of such Series expressly provided for herein or in the form of Security for such Series), and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the Indenture with respect to such Series, when:

(i)            All Securities of such Series theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation in accordance with the Indenture, or, if not delivered to the Trustee, such Securities of such Series (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of clauses (i)(A), (B) and (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the Securities of such Series are payable or Government Obligations or a combination thereof sufficient (in the case of Government Obligations or a combination of money and Government Obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay and discharge the entire indebtedness on the Securities of such Series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Securities of such Series, on the date of such deposit or to the maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;

(ii)            The Company and/or the Guarantors have paid or caused to be paid all other sums payable under the Indenture by the Company;

(iii)            The Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Securities of such Series at maturity or redemption, as the case may be; and

(iv)            The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent specified in this Section 8.01(e) relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02.      Survival of the Company’s Obligations. Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series under Section 8.01(e), the obligations of the Company to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to Section 8.01(e)(i), the obligations of the Trustee under Section 8.03 and Section 8.04 shall survive.

Section 8.03.      Application of Trust Money. The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased or discharged Series.

Section 8.04.      Repayment to the Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or send to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or sending, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look solely to the Company for payment unless applicable abandoned property law designates another Person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05.      Reinstatement. If the Trustee is unable to apply any money or Government Obligations in accordance with Section 8.01 (b) or (c) by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01(b) or (c), as applicable until such time as the Trustee is permitted to apply all such money or Government Obligations in accordance with Section 8.01(b) or (c), as applicable; provided, however, that (a) if the Company has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of its obligations hereunder, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or Government Obligations to the Company promptly after receiving a written request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

Article 9
Amendments, Supplements and Waivers

Section 9.01.      Without Consent of Holders. The Company, the Guarantors (if applicable) and the Trustee may amend or supplement this Indenture, the Securities of a Series or the Securities Guarantees of a Series without notice to or consent of any Securityholder of such Series:

(a)            to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision in the Indenture, the Securities of any Series or the Securities Guarantees of any Series;

(b)            to comply with Article 5 (or any other provisions of the Indenture regarding the consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposition of all or substantially all of its Property);

(c)            to create a Series and establish its terms;

(d)            to provide for uncertificated Securities in addition to or in place of Definitive Securities;

(e)            to add a guarantor, obligor or collateral in respect of any Series;

(f)            to secure any Series;

(g)            to add to the covenants of the Company for the benefit of the Holders of all or any Series or to surrender any right or power conferred upon the Company by the Indenture;

(h)            to add any additional Events of Default for the benefit of Holders of all or any Series;

(i)            to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(j)            to evidence and provide for the acceptance of the appointment of a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such Indenture or supplemental indenture by more than one Trustee pursuant to the requirements set forth in the Indenture;

(k)            to make any change that does not adversely affect the rights of any Securityholder in any material respect;

(l)            to conform the provisions of the Indenture to the final offering document in respect of any Series; or

(m)            to release a Guarantor from its Securities Guarantee of any Series when permitted or required under the terms of the Indenture.

After an amendment under this Section 9.01 becomes effective, the Company shall send notice of such amendment to the Securityholders (with a copy to the Trustee).

Section 9.02.      With Consent of Holders. The Company, the Guarantors (if applicable) and the Trustee may amend or supplement this Indenture, the Securities of a Series or the Securities Guarantees of a Series without notice to any Securityholder of such Series but with the written consent of the Holders of at least a majority in principal amount of the Securities of each Series then outstanding affected by the amendment or supplement (voting as one class) (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). The Holders of a majority in principal amount of the Securities of each Series then outstanding affected by the waiver (voting as one class) may waive any existing Default under, or compliance with, any provision of the Securities of each such Series or of this Indenture relating to each such Series without notice to any Securityholder (including any waiver granted in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Without the consent of each Holder of a Security affected thereby, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a)            change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(b)            make any change to Section 6.04, except to increase the percentage in principal amount of Securities of any Series the consent of whose Holders is required for any waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

(c)            waive a continuing Default or Event of Default in the payment of the principal of or interest on any Security or a continuing Default or Event of Default in respect of a covenant or a provision of the Indenture that cannot be modified or amended without the consent of all Holders of the applicable Securities;

(d)            reduce the percentage in principal amount of Securities of any Series the consent of whose Holders is required for any amendment, supplement or waiver; or

(e)            release all of the Guarantors from any of their obligations under the Securities Guarantees of any Series or the Indenture, except in accordance with the terms of the Indenture.

Any amendment, supplement or waiver which changes or eliminates any covenant or other provision of the Indenture which shall have been included expressly and solely for the benefit of one or more particular Series of Securities, or which modifies the rights of the Holders of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights of the Holders of any other Series.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03.      [Reserved].

Section 9.04.      Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Unless otherwise provided in the consent or the consent solicitation statement or other document describing the terms of the consent, any Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. Any revocation of a consent by the Holder of a Security or any such subsequent Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, and if Holders otherwise have a right to revoke their consent under the consent or the consent solicitation statement or other document describing the terms of the consent, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

An amendment, supplement or waiver with respect to a Series becomes effective upon the (i) receipt by the Company or the Trustee of the requisite consents, (ii) satisfaction of any conditions to effectiveness as set forth in the Indenture or any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver (or the related supplemental indenture) by the Company, the Guarantors (if applicable) and the Trustee. After an amendment, supplement or waiver with respect to a Series becomes effective, it shall bind every Holder of such Series, unless it makes a change described in any of clauses (a) through (d) of Section 9.02, in which case, the amendment, supplement or waiver shall bind a Holder of a Security who is affected thereby only if it has consented to such amendment, supplement or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 9.05.      Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.06.      Trustee to Sign Amendments, etc. Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment or supplement or waiver, the Trustee shall be provided with and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture (it being understood that in no event shall the Company be required to deliver an Opinion of Counsel in connection with the execution of the First Supplemental Indenture hereto, dated as of the date hereof).

Article 10
Securities in Foreign Currencies

Section 10.01.      Applicability of Article. Whenever this Indenture provides for (a) any action by, or the determination of any of the rights of, Holders of Securities of any Series in which not all of such Securities are denominated in the same currency, or (b) any distribution to Holders of Securities, in the absence of any provision to the contrary pursuant to this Indenture or the Securities of any particular Series, any amount in respect of any Security denominated in a Foreign Currency shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such Series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the paying agent or agency or organization, if any, responsible for overseeing such composite currency may determine. The Trustee shall have no duty to calculate or verify the calculations made pursuant to this Section 10.01.

Article 11
Guarantee

Section 11.01.      Guarantee.

(a)            Prior to the Merger Date, the Securities will not be guaranteed.

(b)            From and after the Merger Date (until the Ratings Date with respect to the applicable Series of Securities), each Wholly Owned Subsidiary (other than an Excluded Subsidiary) of the Company that is required to guarantee payment of such Securities in accordance with Section 4.07 hereof, by executing and delivering a supplemental indenture to this Indenture substantially in the form of Exhibit B hereto, hereby jointly and severally guarantees, on an unsecured, unsubordinated basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns, the performance and punctual payment when due, whether at the stated maturity date of the Securities of such Series, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Securities of such Series, whether for payment of principal of, premium, if any, or interest on the Securities of such Series, expenses, indemnification or otherwise (all such obligations in respect of such Series guaranteed by such Guarantors being hereinafter called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations in respect of any applicable Series may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation of such Series.

(c)            Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. Each Securities Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations of each Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 11.02(b) hereof. Each Guarantor hereby waives any right to which it may be entitled to have its Securities Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Securities Guarantee would be less than the full amount claimed.

(d)            Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under the Indenture and the Securities of the applicable Series or such Guarantor’s Securities Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(e)            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations of the applicable Series.

(f)            The Securities Guarantee of each applicable Series of each Guarantor is, to the extent and in the manner set forth in this Article 11, equal in right of payment to all existing and future indebtedness which ranks pari passu in right of payment to such Guarantor’s Securities Guarantee of such Series and senior in right of payment to all existing and future indebtedness of such Guarantor which is by its terms subordinated in right of payment to such Securities Guarantee.

(g)            Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06 hereof, the Securities Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Securities Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(h)            Except as expressly set forth in Section 11.02(b) hereof, each Guarantor agrees that its Securities Guarantee of each applicable Series shall remain in full force and effect until payment in full of all the Guaranteed Obligations of such Series of such Guarantor. Each Guarantor further agrees that its Guarantee herein with respect to any Series shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation of such Series is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(i)            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation of any applicable Series when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation of such Series, each Guarantor in respect of such Series hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders thereof or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations of such Series, (ii) accrued and unpaid interest on such Guaranteed Obligations of such Series (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Holders thereof and the Trustee.

(j)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations of a Series guaranteed hereby until payment in full of all Guaranteed Obligations of such Series. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations of any applicable Series guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Securities Guarantee of such Series herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations of such Series guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations of such Series as provided in Article 6 hereof, such Guaranteed Obligations of such Series (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 12.01.

(k)            Each Guarantor also agrees to pay any and all expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by the Trustee in enforcing any rights under this Section 11.01 in respect of any applicable Series.

(l)            Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of the Indenture.

Section 11.02.      Limitation on Liability.

(a)            Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Securities Guarantee of any applicable Series, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(b)            A Securities Guarantee of any Series as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under this Article 11 upon:

(i)            the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Wholly Owned Subsidiary) of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii)            the release or discharge of such Guarantor, other than as result of payment thereon by such Guarantor following a default by the direct obligor on any Credit Agreement or the applicable Capital Markets Indebtedness (but including any release or discharge that would be conditioned only on the release or discharge of the Securities Guarantees of such Series hereunder or of the Guarantee of any Credit Agreement or any Capital Markets Indebtedness), of its obligations pursuant to (A) the Credit Agreements and (B) all Capital Markets Indebtedness of the Company or any other Guarantor;

(iii)            the Company’s exercise of Legal Defeasance or Covenant Defeasance under Article 8 or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(iv)            such Guarantor becoming an Excluded Subsidiary;

(v)            such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof; or

(vi)            upon the occurrence of the Ratings Date with respect to such Series.

Section 11.03.      Non-Impairment. The failure to endorse a Securities Guarantee on any Security shall not affect or impair the validity thereof.

Section 11.04.      Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by the successors and assigns of the Trustee and the applicable Holders and, in the event of any transfer or assignment of rights by any applicable Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.05.      No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.06.      Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.07.      Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor of any Series pursuant to Section 4.07 shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations of such Series. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate, as provided under Sections 9.06 and 12.04.

Article 12
Miscellaneous

Section 12.01.      [Reserved].

Section 12.02.      Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid, or delivered by commercial courier service, addressed as follows:

(a)            If to the Company or a Guarantor:

prior to the Merger Date:

XPO Escrow Sub, LLC
11215 North Community House Road
Charlotte, North Carolina 28277

from and after the Merger Date:

RXO, Inc.
11215 North Community House Road
Charlotte, North Carolina 28277
Attention: Jamie Harris

(b)            If to the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust

214 N. Tryon Street, 27th Floor

Charlotte, North Carolina 28202
Attention: RXO, Inc. Notes Administrator

Email: allison.lancasterpoole@usbank.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Securityholder shall be sent electronically or mailed to him by first-class mail, postage prepaid, or delivered by commercial courier service, at his address as it appears on the registration books of the Registrar, or, in the case of Global Securities sent electronically in accordance with the procedures of the Depositary, and shall be sufficiently given to him if so sent within the time prescribed.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company sends notice or communications to the Securityholders, it shall send a copy to the Trustee at the same time.

In addition to the foregoing, the Trustee may accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee.

Section 12.03.      Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04.      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)            an Officer’s Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers (who may rely upon an Opinion of Counsel with respect to matters of law), all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel (who may rely upon an Officer’s Certificate or certificates of public officials as to matters of fact), all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 12.05.      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)            a statement that the person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.06.      Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 12.07.      Legal Holidays. A “Legal Holiday” is a day that is not a Business Day. If any interest or other payment date of a Security falls on a Legal Holiday, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. If this Indenture provides for a time period that ends or requires performance of any non-payment obligation by a day that is not a Business Day, then such time period shall instead be deemed to end on, and such obligation shall instead be performed by, the next succeeding Business Day.

Section 12.08.      Governing Law. This Indenture, the Securities of each Series and the Securities Guarantees of each Series shall be governed by and construed in accordance with the laws of the State of New York.

Section 12.09.      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.      No Recourse Against Others. All liability described in Paragraph 10 of the Securities of any director, officer, employee or stockholder, as such, of the Company, is, to the fullest extent permitted by applicable law, waived and released.

Section 12.11.      Successors and Assigns. All covenants and agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors and assigns, all subject to the terms and conditions of this Indenture. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 12.12.      Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Indenture shall be valid, binding, and enforceable against a party (subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity) only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the NYUCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the NYUCC or other Signature Law due to the character or intended character of the writings. The Trustee shall not have any duty to confirm that the person sending any notice by electronic transmission (including by e-mail) is, in fact, a person authorized to do so. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice. The Company agrees to assume all risks arising out of the use of electronic signatures and electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.13.      Severability. In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities.

Section 12.14.      PATRIOT ACT. The Company acknowledges that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees that it will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.15.      Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.16.      Jurisdiction. The Company, the Guarantors and the Trustee, and each Holder of a Security by its acceptance thereof, hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to this Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first written above.

XPO ESCROW SUB, LLC, as Company

By:	/s/ David Murray
Name: David Murray
Title: Vice President, Treasurer and Financial Shared Services

[Signature Page – XPO Escrow Sub Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Allison Lancaster-Poole
Name:Allison Lancaster-Poole
Title: Vice President

[Signature Page – XPO Escrow Sub Indenture]

EXHIBIT A

No.: _______	CUSIP/ISIN No.: _______

[Title of Security]

XPO Escrow Sub, LLC,
a Delaware limited liability company,
to be merged with and into RXO, Inc.
a Delaware corporation

promises to pay to ____________________ or registered assigns the principal sum of ____________________ [Dollars]* on _____________________.

Interest Payment Dates:____________________ and ____________________

Record Dates: ____________________ and _____________________

*Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

XPO ESCROW SUB, LLC

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

Dated:

XPO Escrow Sub, LLC
to be merged with and into RXO, Inc.

[Title of Security]

XPO Escrow Sub, LLC, a Delaware limited liability company, to be merged with and into RXO, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), issued this Security under the Indenture dated as of October 25, 2022 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of _________________, (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which this Security is authorized and delivered. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein. If any terms of this Security conflicts with the terms of the Indenture, the terms of the Indenture shall govern and control.

1.            Interest. The Company promises to pay interest on the principal amount of this Security at the rate of [ ] per year. The Company will pay interest semi-annually in arrears on _________________ and _________________ of each year, beginning on _________________, _______, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from _________________, _______, provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

2.            Method of Payment. The Company will pay interest on this Security (except defaulted interest, if any, which will be paid on a special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons in whose name this Security is registered at the close of business on the _________________ or _________________ immediately preceding the interest payment date. The Company will pay principal and interest in money of [Insert applicable country or currency] that at the time of payment is legal tender for payment of public and private debts.

3.            Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar in accordance with the Indenture. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.            Optional Redemption. [Insert provisions relating to redemption at the option of the Company, if any] [Insert provisions relating to redemption at option of Holders, if any]

5.            Mandatory Redemption. [Insert provisions relating to mandatory redemption, if any]

6.            Persons Deemed Owners. The registered Holder of this Security shall be treated as the owner of it for all purposes.

7.            Unclaimed Money. All amounts of principal of and premium, if any, and interest on this Security paid by the Company to the Trustee or Paying Agent that remain unclaimed for two years will be repaid to the Company, and the Holder of this Security will thereafter look solely to the Company for payment unless applicable abandoned property law designates another Person.

8.            Amendment, Supplement, Waiver. The Indenture or this Security may be amended or supplemented in accordance with the terms of the Indenture.

9.            Successor Person. When a successor Person assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations, in accordance with and except as set forth in the Indenture.

10.            No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

11.            Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

12.            Authentication. This Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Security.

13.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

14.            GOVERNING LAW. This Security shall be governed by and construed in accordance with the laws of the State of New York.

15.            CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

16.            Copies. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: [XPO Escrow Sub, LLC][RXO, Inc.], 11215 North Community House Road, Charlotte, North Carolina 28277, Attention: [  ].

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to ___________________________ (insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint _________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:
Your signature
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

EXHIBIT B

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of [          ] (this “Supplemental Indenture”), among [NEW GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of RXO, INC. (or its successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the indenture referred to below) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, each of the Company, the guarantors party thereto from time to time and the Trustee have heretofore executed and delivered that certain Indenture, dated as of October 25, 2022 (the “Base Indenture”, and the Base Indenture as amended, supplemented, waived or otherwise modified with respect to the Notes, including by [  ], the “Indenture”), providing for the issuance of an aggregate principal amount of $[          ] of [          ] of the Company (the “Notes”);

WHEREAS Sections 4.07 and 11.07 of the Indenture provide that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations (as defined in the Indenture) in respect of the Notes; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.            Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.            Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations in respect of the Notes [(but not any other Series)] on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor in respect of the Notes under the Indenture.

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3.            Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

4.            Ratification of Indenture; Supplemental Indentures Part of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

5.            Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

6.            Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

7.            Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party (subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity) only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the NYUCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the NYUCC or other Signature Law due to the character or intended character of the writings.

8.            Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.

9.            Incorporation by Reference. The provisions of Sections 7.04 and 7.05 of the Base Indenture are hereby incorporated herein by reference mutatis mutandis.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

RXO, INC.

By:
Name:
Title:

[EXISTING GUARANTORS], as a Guarantor

By:
Name:
Title:

[NEW GUARANTOR], as a Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

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